Exh. 99.1

Investors:	Media:
Ann Tanabe	Dan Budwick
VP, Investor Relations and Corporate Communications	BMC Communications
Encysive Pharmaceuticals	(212) 477-9007 ext. 14
(713) 796-8822
Marcy Strickler
The Trout Group
(212) 477-9007 ext. 27
FOR IMMEDIATE RELEASE
ENCYSIVE PHARMACEUTICALS ANNOUNCES RETIREMENT OF FRANK C. CARLUCCI FROM BOARD OF DIRECTORS
HOUSTON — March 3, 2006 — Encysive Pharmaceuticals (Nasdaq: ENCY) today announced that Frank C. Carlucci will not stand for re-election and plans to retire from the Company’s Board of Directors, effective at the 2006 Annual Stockholders meeting to be held on May 12, 2006. He has served as a member of the Board since May 1990. During his tenure, Mr. Carlucci has been a member of the Compensation Committee. Mr. Carlucci’s departure reduces the number of Directors to 10.
“Frank’s leadership and wise counsel have helped guide Encysive through our early years as a research and development concern, followed by our transition to a pharmaceutical company poised to directly commercialize Thelin™ (sitaxsentan sodium) pending FDA approval,” commented John M. Pietruski, Encysive Pharmaceuticals’ Chairman of the Board. “We thank Frank for his many years of dedication and wish him well in retirement.”
About Encysive Pharmaceuticals
Encysive Pharmaceuticals Inc. is a biopharmaceutical company engaged in the discovery, development and commercialization of novel, synthetic, small molecule compounds to address unmet medical needs. Our research and development programs are predominantly focused on the treatment and prevention of interrelated diseases of the vascular endothelium and exploit our expertise in the area of the intravascular inflammatory process, referred to as the inflammatory cascade, and vascular diseases. We have successfully developed one FDA-approved drug, Argatroban, for the treatment of heparin-induced thrombocytopenia that is marketed by GlaxoSmithKline. The NDA for our lead drug candidate Thelin™ (sitaxsentan sodium), an endothelin A receptor antagonist for the treatment of PAH, is now under active review by the Cardio-Renal Division of the FDA. The European Agency for the Evaluation of Medicinal Products is currently reviewing a Marketing Authorization Application for approval of Thelin within the European Union. In addition, we have an earlier stage clinical product candidate in development, TBC3711, a next generation endothelin receptor antagonist. To learn more about Encysive Pharmaceuticals please visit our web site: http://www.encysive.com.
This news release contains forward-looking statements that involve risks and uncertainties, including statements with respect to: prospects for regulatory approval of Thelin by the FDA, EMEA and other regulatory authorities and the anticipated commercial launch of Thelin; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “potential,” “plan,” “believe” or other words and terms of similar meaning. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: unexpected delays in regulatory approval of Thelin™ (sitaxsentan sodium) and Encysive’s other products under development; the results of clinical trials with respect to products under development; the availability of sufficient funds to continue research and development efforts and the commercialization of Thelin™ and Encysive’s other products; the impact of competitive products; the breadth of approved labels for approved products; reduced estimates of patient populations; reimbursement policies and governmental regulation of prices; the scope of Encysive’s patents and challenges by others of the scope of Encysive’s patents; the ability of Encysive to attract and retain qualified personnel; as well as more specific risks and uncertainties facing Encysive such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward- looking statements. Furthermore, Encysive does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.
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